                                                          Exhibit (25)(2)(q)(5)

                                   Seligman

                           Profit Sharing Plan Forms

                                                                      [GRAPHIC]

Super Simplified Standardized Profit Sharing Plan

Adoption Agreement                                                Seligman

EMPLOYER INFORMATION

Name of Adopting Employer________________________________________________________________________________________

Address__________________________________________________________________________________________________________

City______________________________ State____________________________________ Zip_________________________________

Telephone_________________________ Adopting Employer's Federal Tax Identification #______________________________

Name of Plan_____________________________________________________________________________________________________

Plan Sequence #___________________________ (Enter 001 if this is the first qualified plan the employer has ever maintained, enter 002 if it is the second, etc.)

Adopting Employer's Fiscal Year End (specify month and day)____________________Account # (Optional)______________

Section One: Effective Dates Complete Part A or B

PART A. EFFECTIVE DATE: This is the initial adoption of a profit sharing plan by the Employer.

        The Effective Date of this Plan is _________________________.

        NOTE: The Effective Date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

PART B. RESTATEMENT DATE: This is an amendment and restatement of an existing qualified plan (a Prior Plan).

        The Prior Plan was initially effective on _________________________.

        The Effective Date of this amendment and restatement is
        _____________________.

        NOTE: The Effective Date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

Section Two: Eligibility Complete Parts A through C

PART A. AGE REQUIREMENT: An Employee will be eligible to become a Participant in the Plan after attaining age __________ (no more than 21).

PART B. YEARS OF ELIGIBILITY SERVICE REQUIREMENT: An Employee will be eligible to become a Participant in the Plan after completing __________ (enter 0, 1, 2, or any fraction less than 2) Years of Eligibility Service.

        NOTE: If either Part A or Part B is left blank, it shall be deemed that there are no age and Years of Eligibility Service requirements. If more than one year is selected by the Employer, all contributions shall be 100% vested.

Section Three: Contributions and Section Four: Vesting and Forfeitures

There are no elections required for Sections 3 and 4. Refer to the Basic Plan Document for information regarding these sections.

Section Five: Distributions and Loans

May a Participant request a loan pursuant to Section 5.19 of the Plan?

       Option 1: [_] Yes  Option 2:  [_] No

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

Section Six: Definitions and Section Seven: Miscellaneous

There are no elections required for Sections 6 and 7. Refer to the Basic Plan Document for information regarding these sections.

Section Eight: Trustee and Custodian Complete Parts A and B (as applicable)

PART A. CUSTODIAN (This Part A must be completed unless a Trustee is named in Part B, below.)

Financial Organization______________________________________________________________________________________

Address_____________________________________________________________________________________________________

Signature___________________________________________________________________________________________________

Print Name___________________________________________________________________Title__________________________

PART B. TRUSTEE (This Part B must generally be completed unless the Plan covers one or more Self-Employed Individuals or satisfies another exception under Section 403(b) of ERISA.)

          Option 1: [_] Financial Organization as Trustee Option 2:
          [_] Individual Trustee(s)

       The Trustee of this Plan shall be a: [_] Directed Trustee
       [_] Discretionary Trustee

Name of Trustee ____________________________________________________________________________________________

Address_____________________________________________________________________________________________________

Telephone___________________________________________________________________________________________________

Signature___________________________________________________________________Title___________________________

Section Nine: Employer Signature Important: Please read before signing

PROTOTYPE SPONSOR            Seligman Advisors, Inc.
                       100 Park Avenue . New York, NY 10017
                                   800-221-2783

[_] Check here if there is an attachment(s) that applies to this Plan. (If the box is checked, please describe the attachment(s) below.)

________________________________________________________________________________

I am an authorized representative of the Adopting Employer named above and I state the following:

    1. I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal tax implications of adopting this Plan;

    2. I understand that my failure to properly complete this Adoption Agreement may result in disqualification of the Plan;

    3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan; and

    4. I have received a copy of this Adoption Agreement, the corresponding Basic Plan Document and, if applicable, any separate trust agreement used in lieu of the trust agreement contained in the Basic Plan Document.

   Signature of Adopting Employer__________________ Date Signed_________________________

   Print Name______________________________________ Title_______________________________

NOTE: The Adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under
Section 401 of the Code except to the extent provided in Revenue Procedure 2000-20, 2000-6 I.R.B. 553 and Announcement 2001-77, 2001-30 I.R.B. An Employer
who has ever maintained or who later adopts any Plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Sections 415 and 416 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance with respect to the requirements of Sections 415 and 416 of the Code, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. The Employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to the Plan or in Revenue Procedure 2000-20 and Announcement 2001-77. This Adoption Agreement may be used only in conjunction with Basic Plan Document #01. The signature of the Adopting Employer in this Section Nine shall apply to Section 10 of this Adoption Agreement if the Employer is restating its Plan to comply with Revenue Procedure 2000-20.

Section Ten: Remedial Amendment Period Plan Administration

Complete Section 10 only if the Plan is being restated to comply with GUST.

PART A. HIGHLY COMPENSATED EMPLOYEE

    1. Top Paid Group. For purposes of determining who was a Highly Compensated Employee, did the Employer make the top-paid group election for the following Plan Years?

1997 [_] Yes [_] No  [_] Not Applicable 2001 [_] Yes [_] No  [_] Not Applicable
1998 [_] Yes [_] No  [_] Not Applicable 2002 [_] Yes [_] No  [_] Not Applicable
1999 [_] Yes [_] No  [_] Not Applicable 2003 [_] Yes [_] No  [_] Not Applicable
2000 [_] Yes [_] No  [_] Not Applicable 2004 [_] Yes [_] No  [_] Not Applicable

       NOTE: If a box is not selected for a year, "No" shall be deemed to be selected for such year.

    2. Calendar Year Data Election. For purposes of determining who was a Highly Compensated Employee (other than as a five-percent owner), did the Employer make a calendar year data election for the following Plan Years?

1997 [_] Yes [_] No  [_] Not Applicable 2001 [_] Yes [_] No  [_] Not Applicable
1998 [_] Yes [_] No  [_] Not Applicable 2002 [_] Yes [_] No  [_] Not Applicable
1999 [_] Yes [_] No  [_] Not Applicable 2003 [_] Yes [_] No  [_] Not Applicable
2000 [_] Yes [_] No  [_] Not Applicable 2004 [_] Yes [_] No  [_] Not Applicable

       NOTE: If a box is not selected for a year, "Yes" shall be deemed to be selected for such year.

PART B. REQUIRED MINIMUM DISTRIBUTION

    1. Required Beginning Date. Effective the first day of the __________(enter year) Plan Year, the definition of Required Beginning Date with respect to this Plan was amended to (select one):

       Option 1: [_] The April 1 of the calendar year following the calendar year in which a Participant attains age 701/2.

       Option 2: [_] The April 1 of the calendar year following the calendar year in which a Participant attains age 701/2, except that distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of this amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 701/2 or retires.

       Option 3: [_] The later of the April 1 of the calendar year following the calendar year in which the Participant attains age 701/2 or retires except that distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 701/2.

       NOTE: If no Option is selected, Option 3 shall be deemed to be selected. If Option 3 is selected, complete item 2 below. If either item 1 or item 2 above is selected, skip item 2 below and proceed to Part E below.

    2. Transition Rules. To facilitate the amendment to the definition of Required Beginning Date, one or more of the following options must be selected if Option 3, item 1, above was selected. Option 3, below, must be selected to the extent that there would have been an elimination of a preretirement age 701/2 distribution option for Employees older than those listed in item 1 above.

       Option 1: [_] Any Participant who attained age 701/2 in years after 1995 was permitted to defer distributions until the calendar year following the calendar year in which the Participant retired.

       Option 2: [_] Any Participant attaining age 701/2 in years prior to 1997 was permitted to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. With respect to such Participants, there is (select one):

                     Suboption (a): [_] A new annuity starting date upon recommencement, or

                     Suboption (b): [_] No new annuity starting date upon recommencement.

       Option 3: [_] The preretirement age 701/2 distribution option was only eliminated with respect to Employees who reached age 701/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amendment.

       NOTE: If no option is selected, Options 1, 2 and 3 shall be deemed to be selected. If Option 2 is selected or deemed selected and neither Suboption (a) nor Suboption (b) is selected, Suboption (b) shall be deemed to be selected.

    3. Calculations. For purposes of determining a Participant's required minimum distribution, in what calendar year did the Employer adopt the 2001 proposed regulations under Section 401(a)(9) of the Code?
       [_] 2001   [_] 2002   [_] Not Applicable

       NOTE: If a box is not selected under item 3 above, 2001 shall be deemed to be selected.

PART C. ANNUAL ADDITIONS TESTING: The 1.0 test described in Section 415(e) of the Code did not apply for Plan Years beginning on or after January 1, 2000. In addition, the Plan did not apply the rule requiring adjustment of the $30,000 annual additions limit to one-fourth of the defined benefit limit for Plan Years beginning on or after January 1, 1995.

PART D. FAMILY AGGREGATION: The family aggregation rules with respect to coverage and nondiscrimination tests and allocations of Employer Contributions to the Plan did not apply for Plan Years beginning on or after January 1, 1997.

PART E. COMPENSATION: The definition of Compensation with respect to annual additions testing under Section 415 of the Code was amended to gross Compensation for Plan Years beginning on or after January 1, 1998.

       Internal Revenue Service               Department of the Treasury

Plan Description: Prototype
Standardized Profit Sharing Plan
FFN: 502A7852701-001 Case: 200100660
EIN: 13-3043478
Letter Serial No: K269412a               Washington, DC 20224

                                           Contact Person: MS. Arrington
                                           50-00197

   SELIGMAN ADVISORS INC                   Telephone Number: (202) 283-8811

   100 PARK AVENUE 3RD FLOOR               In Reference to: T:EP:RA:T3

   NEW YORK, NY 10017                      Date: 11/26/2001

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B 553.

This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994. Pub. L. 103-353, the Taxpayer Relief Act of 1997. Pub. L.105-34, the Internal Revenue Service Restructuring and Reform Act of 1998. Pub. L. 105-206 and the Community renewal Tax Relief Act of 2000. Pub.
L. 106-554. These laws are referred to collectively as GUST.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), except as provided below, provided the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. The terms of the plan must be followed in operation. Except as stated below, Employee Plans Determinations will not issue a determination letter with respect to this plan.

Our opinion does not apply for purposes of Code section 401(a) (10) (B) and section 401(a) (16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 4.13 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s), as of any date within the limitation year of this plan. Like-wise, if this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a) (16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d) (3).

An employer that adopts this plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a) (4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a) (4)-5(a) (5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a) (4)-4(c) of the regulation with respect to any benefit, right or feature.

SELIGMAN ADVISORS, INC.
FFN: 502A7852701-001
Page 2

An employer that adopts this plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.

An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter.

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a) (16) as to limitations on benefits and contributions in Code section 415 and the requirements of Code section 401(a) (10) (B) as to the top-heavy plan requirements in Code section 416; (2) regarding the nondiscriminatory effect of grants of past service; (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements, and (4) with respect to the continued application of the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307. Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.

If you, the master or prototype sponsor, have any questions concerning the IRS processing this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                                  Sincerely yours,

                                                  [GRAPHIC]
                                                  Director
                                                  Employee Plans Rulings &
                                                  Agreements

Super Simplified Standardized Profit Sharing Plan

Summary Plan Description                                          Seligman

GENERAL INFORMATION SHEET

EMPLOYER INFORMATION

Definitions of terms referenced with capitalization in this document can be found in the Definitions portion of the Summary Plan Description Booklet provided by your Employer.

Your Employer has adopted a Profit Sharing Plan for the benefit of you and your co-workers. This Plan is designed to help you meet your financial needs during your retirement years. Your Employer must follow certain rules and requirements to maintain this Plan. This General Information Sheet provides you with some of the details of the Plan. Use this information in conjunction with the Summary Plan Description (SPD) Booklet which accompanies this General Information Sheet.

Name of Plan _____________________________________________________________________________________________

Plan Name of Adopting Employer ____________________________________________________________________________

Address _________________________________________________________________________________________________

Telephone _____________________________________  Employer's Federal Tax Identification # ___________________

Plan Sequence # ________________________________ Employer's Fiscal Year End _______________________________

Section One: Effective Dates

The Effective Date of this Plan is ______________. If this is an amendment and restatement of a prior existing qualified plan (a Prior Plan), the effective date of the Prior Plan was initially effective on ______________. The Effective Date of this restatement is ______________.

Section Two: Eligibility   See Section titled Eligibility and Participation of
the SPD Booklet.

ELIGIBLE EMPLOYEES You will generally be eligible to become a Participant in the Plan after having satisfied the age and service requirements. However, you are not eligible to become a Participant in the Plan if you are covered by a collective bargaining agreement (e.g., union agreement) unless the agreement requires you to be covered by the Plan, or if you are a nonresident alien and receive no earned income from the Employer within the United States. In addition, you are not eligible if you become an Employee as a result of an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business (during the transition period only).

You will become eligible to participate in the Plan after satisfying the age and service requirements.

The age required for you to become a Participant is ________________.

The Year(s) of Eligibility Service required for you to become a Participant are/is ____________________.

All Employees will be considered to have met the age and service requirements described above if employed on the Effective Date of this Plan. [_] Yes [_] No

The age required for you to become a Participant is ____________________.

HOURS REQUIRED FOR ELIGIBILITY The number of Hours of Service you must be employed to complete a Year of Eligibility Service is 1,000.

The number of Hours of Service you must exceed to avoid a Break in Eligibility Service is 500.

Employees shall be given credit for eligibility purposes for Hours of Service with predecessor employer(s) (only applies if your Employer has experienced a previous change of ownership through stock or asset acquisitions, mergers and/or similar transactions).

ENTRY DATES The Entry Dates upon which you can begin Plan participation are the first day of the Plan Year and the first day of the seventh month of the Plan Year.

Section Three: Contributions See Section titled Contributions to the Plan of the SPD Booklet.

EMPLOYER PROFIT SHARING CONTRIBUTIONS The Employer may, as determined from year to year, make an Employer Profit Sharing Contribution. The Employer Profit Sharing Contribution will be allocated to each Participant's Individual Account under a pro rata formula. Under this formula, each Qualifying Participant's Individual Account will receive a pro rata allocation. This allocation is based on the Qualifying Participant's Compensation in relation to the total Compensation of all Qualifying Participants.

QUALIFYING PARTICIPANT For any Plan Year that an Employer Profit Sharing Contribution is made, you will be entitled to share in that contribution (and, thus, be a Qualifying Participant) if you satisfy the following conditions:

1. You are a Participant, and

2. If you terminate employment, you work at least 500 Hours of Service during the Plan Year.

OTHER CONTRIBUTIONS Rollover and transfer contributions may be made to this Plan.

Section Four: Vesting   See Section titled Vesting and Forfeitures of the SPD
Booklet.

You will be 100% vested in your Individual Account at all times.

The number of Hours of Service you must be employed to complete a Year of Vesting Service is 1,000.

The number of Hours of Service you must exceed to avoid a Break in Vesting Service is 500.

Employees shall be given credit for vesting purposes for Hours of Service with predecessor Employer(s) (only applies if your Employer has experienced a previous change of ownership through stock or asset acquisitions, mergers and/or similar transactions).

Section Five: Distributions and Loans See Section titled Distribution of Benefits, Claims Procedure and Loans of the SPD Booklet.

DISTRIBUTIONS You may withdraw your Individual Account if you terminate employment, attain Normal Retirement Age, become disabled or if your Employer terminates this Plan. In addition, you may take distributions during your service with the Employer. (See your Plan Administrator for further information on in-service withdrawals.)

LOANS Can you receive loans from the Plan? (If "yes," see attached Loan Disclosure.) [_] Yes [_] No REA SAFE HARBOR The REA Safe Harbor provisions apply to this Plan.

Section Six: Definitions   See Section titled Definitions of the SPD Booklet.

PLAN YEAR The Plan Year end is the Employer's fiscal year end.

HOURS OF SERVICE Hours of Service is based on the actual hours you are paid or entitled to payment.

COMPENSATION Compensation is the Compensation paid to you after you become a Participant. Compensation includes Elective Deferrals made pursuant to a Salary Reduction Agreement.

NORMAL RETIREMENT AGE Normal Retirement Age under the Plan is 591/2.

Section Seven: Miscellaneous   See Section titled Miscellaneous of the SPD
Booklet.

INVESTMENT DIRECTION You will direct the investment of all or part of your Individual Account. (See your Plan Administrator for rules and procedures that will apply.)

PLAN ADMINISTRATOR The Employer is usually the Plan Administrator. This section will be completed only if the Employer is not the Plan Administrator.


   Name (If Not Employer) _____________________________________________

   Address ___________________________________________________________

   Business Telephone _________________________________________________

AGENT FOR SERVICE OF LEGAL PROCESS


   Name (If Not Employer) _____________________________________________

   Address ___________________________________________________________

   NOTE: The Agent for Service of Legal Process is the person upon whom any legal papers can be served. Service of legal process may be made upon a Plan Trustee or the Employer/Plan Administrator.

Section Eight: Trustee(s)

   Name (If Not Employer) _____________________________________________

   Title _____________________________________________________________

   Business Address ___________________________________________________

   Name (If Not Employer) _____________________________________________

   Title _____________________________________________________________

   Business Address ___________________________________________________

Simplified Profit Sharing Plan

Adoption Agreement                                                Seligman

EMPLOYER INFORMATION

Name of Adopting Employer________________________________________________________________________________________

Address__________________________________________________________________________________________________________

City______________________________ State____________________________________ Zip_________________________________

Telephone_________________________ Adopting Employer's Federal Tax Identification #______________________________

Name of Plan_____________________________________________________________________________________________________

Plan Sequence #___________________________ (Enter 001 if this is the first qualified plan the employer has ever maintained, enter 002 if it is the second, etc.)

Adopting Employer's Fiscal Year End (specify month and day)____________________Account # (Optional)______________

Type of Business (select one):[_] Sole Proprietorship  [_] Partnership  [_] C Corporation  [_] S Corporation  [_] Other (specify)

Section One: Effective Dates   Complete Part A or B

PART A. EFFECTIVE DATE: This is the initial adoption of a profit sharing plan by the Employer. The Effective Date of this Plan is ____________________. NOTE:
The Effective Date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

PART B. RESTATEMENT DATE: This is a restatement of an existing qualified plan (a Prior Plan). The Prior Plan was initially effective on ____________________. The Effective Date of this restatement is ____________________. NOTE: The Effective Date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

Section Two: Eligibility   Complete Parts A through D

PART A. AGE AND YEARS OF ELIGIBILITY SERVICE REQUIREMENT: 1. Age Requirement. An Employee will be eligible to become a Participant in the Plan for purposes of receiving an allocation of any Employer Profit Sharing Contribution made pursuant to Section Three of the Adoption Agreement after attaining age __________ (no more than 21). 2. Years of Eligibility Service Requirement. An Employee will be eligible to become a Participant in the Plan for purposes of receiving an allocation of any Employer Profit Sharing Contribution made pursuant to Section Three of the Adoption Agreement after completing __________ (enter 0, 1, 2 or any fraction less than 2) Years of Eligibility Service. NOTE:
If either item 1 or item 2 is left blank, it shall be deemed that there are no Age and Years of Eligibility Service requirements. If a fraction is selected, an Employee will not be required to complete any specified number of Hours of Service to receive credit for a fractional year. If more than one year is selected by the Employer, all contributions shall be 100% Vested.

PART B. HOURS REQUIRED FOR ELIGIBILITY PURPOSES: 1. ____________ Hours of Service (no more than 1,000) shall be required to constitute a Year of Eligibility Service. 2. ____________ Hours of Service (no more than 500 but less than the number specified in Section Two, Part B, item 1, above) must be exceeded to avoid a Break in Eligibility Service. 3. For purposes of determining Years of Eligibility Service, an Employee shall be given credit for Hours of Service with the following predecessor employer(s). (complete if applicable) ____________________________________________________________.

PART C. ENTRY DATES: The Entry Dates for participation shall be (select one):
Option 1: [_] The first day of the Plan Year and the first day of the seventh month of the Plan Year. Option 2: [_] Other (specify) ____________________.
NOTE: If no option is selected, Option 1 shall be deemed to be selected. Option 2 can be selected only if the eligibility requirements and Entry Dates are coordinated such that each Employee will become a Participant in the Plan no later than the earlier of: (1) the first day of the Plan Year beginning after the date the Employee satisfies the age and service requirements of
Section 410(a) of the Code; or (2) six months after the date the Employee satisfies such requirements.

PART D. EMPLOYEES EMPLOYED AS OF EFFECTIVE DATE: Will an Employee employed as of the Effective Date of this Plan who has not otherwise met the requirements of Part A above be considered to have met those requirements as of the Effective Date? Option 1: [_] Yes Option 2: [_] No NOTE: If no option is selected, Option 2 shall be deemed to be selected.

Section Three: Contributions   Complete Parts A and B

PART A. EMPLOYER PROFIT SHARING CONTRIBUTIONS: 1. Contribution Formula For each Plan Year the Employer will contribute an amount to be determined from year to year. 2. Allocation Formula (select one): Option 1: [_] Pro Rata Formula. Employer Profit Sharing Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant's Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year. Option 2: [_] Integrated Formula. Employer Profit Sharing Contributions shall be allocated pursuant to the integrated allocation formula provided in Section 3.01(B)(2) of the Plan.

The integration level shall be (select one): Suboption (a): [_] The Taxable Wage Base. Suboption (b): [_] $ ________ (a dollar amount less than the Taxable Wage Base). Suboption (c): [_] ________ percent (not more than 100 percent) of the Taxable Wage Base. NOTE: If no suboption is selected, Suboption (a) shall be deemed to be selected. NOTE: If no option is selected, Option 1 shall be deemed to be selected.

PART B. QUALIFYING PARTICIPANTS: A Participant will be a Qualifying Participant and thus entitled to share in the Employer Profit Sharing Contribution for any Plan Year only if the Participant is a Participant who has satisfied all of the eligibility requirements of Section Two of this Adoption Agreement on at least one day of such Plan Year and, if such Participant has incurred a Termination of Employment, satisfies the following Hours of Service requirement (select one): Option I: [_] The Participant completes at least 500 Hours of Service during the Plan Year. Option 2: [_] The Participant completes at least ______________ (not more than 500) Hours of Service during the Plan Year. NOTE:
If no option is selected, Option 1 shall be deemed to be selected.

Section Four: Vesting and Forfeitures Complete Parts A through C

PART A. VESTING SCHEDULE FOR EMPLOYER PROFIT SHARING CONTRIBUTIONS: A Participant shall become Vested in his or her Individual Account derived from Employer Profit Sharing Contributions made pursuant to Section Three of the Adoption Agreement as follows (select one):

1. Current Vesting Schedule

                                            VESTED PERCENTAGE
                     ---------------------------------------------------------------
YEARS OF VESTING
SERVICE              Option 1 [_] Option 2 [_] Option 3 [_] Option 4 [_] Option 5 [_] (Complete if Chosen)
----------------     ------------ ------------ ------------ ------------ ------------ --------------------
Less than One.......       0%           0%         100%           0%       _______ %
1...................       0%           0%         100%           0%       _______ %
2...................       0%          20%         100%           0%       _______ %
3...................       0%          40%         100%          20%       _______ %  (not less than 20%)
4...................       0%          60%         100%          40%       _______ %  (not less than 40%)
5...................     100%          80%         100%          60%       _______ %  (not less than 60%)
6...................     100%         100%         100%          80%       _______ %  (not less than 80%)
7...................     100%         100%         100%         100%       _______ %  (not less than 100%)

NOTE: If no option is selected, Option 3 shall be deemed to be selected.

2. Prior Vesting Schedule (Complete this Part A, item 2 only if the Plan has been amended to include a less favorable vesting schedule.)

                               VESTED PERCENTAGE
        ---------------------------------------------------------------
YEARS
OF
VESTING
SERVICE Option 1 [_] Option 2 [_] Option 3 [_] Option 4 [_] Option 5 [_] (Complete if Chosen)
------- ------------ ------------ ------------ ------------ ------------ --------------------
Less
  than
  One..       0%           0%         100%           0%      _________ %
1......       0%           0%         100%           0%      _________ %
2......       0%          20%         100%           0%      _________ %
3......       0%          40%         100%          20%      _________ % (not less than 20%)
4......       0%          60%         100%          40%      _________ % (not less than 40%)
5......     100%          80%         100%          60%      _________ % (not less than 60%)
6......     100%         100%         100%          80%      _________ % (not less than 80%)
7......     100%         100%         100%         100%      _________ % (not less than 100%)

PART B. HOURS REQUIRED FOR VESTING PURPOSES:

1. ______________ Hours of Service (no more than 1,000) shall be required to constitute a Year of Vesting Service.

2. ______________ Hours of Service (no more than 500 but less than the number specified in this Section 4, Part B, item 1, above) must be exceeded to avoid a Break in Vesting Service. __________________________________________________

3. For purposes of determining Years of Vesting Service, an Employee shall be given credit for Hours of Service with the following predecessor employer(s) (complete if applicable).

PART C. EXCLUSION OF CERTAIN YEARS OF VESTING SERVICE: All of an Employee's Years of Vesting Service with the Employer are counted to determine the Vested percentage in the Participant's Individual Account except (select any that apply):

[_] Years of Vesting Service before the Employee reaches age 18. [_] Years of Vesting Service before the Employer maintained this Plan or a predecessor plan.

Section Five: Distributions and Loans Complete Parts A and B

PART A. IN-SERVICE WITHDRAWALS OF EMPLOYER PROFIT SHARING CONTRIBUTIONS: May a Participant request a distribution from the Plan of that portion of the Participant's Individual Account attributable to Employer Profit Sharing Contributions pursuant to Section 5.01(A)(4) of the Plan (select one) ? Option 1: [_] Yes. Option 2: [_] Yes, but only with respect to a Participant who is 100% Vested in his or her Individual Account attributable to Employer Profit Sharing Contributions. Option 3: [_] No. NOTE: If no option is selected, Option 1 shall be deemed to be selected. If either Option 1 or Option 2 is selected, will such distributions be permitted only on account of hardship pursuant to
Section 5.01(A)(5) of the Plan?

Suboption 1: [_] Yes. Suboption 2: [_]No. NOTE: If no option is selected, Suboption 2 will be deemed to be selected.

PART B. LOANS: May a Participant request a loan pursuant to Section 5.19 of the Plan? Option 1: [_] Yes. Option 2: [_] No. NOTE: If no option is selected, Option 2 shall be deemed to be selected.

Section Six: Definitions Complete Parts A through E

PART A. PLAN YEAR MEANS: Option 1: [_] The 12-consecutive month period which coincides with the Adopting Employer's Fiscal Year. Option 2: [_] The calendar year. Option 3: [_] Other 12-consecutive month period (Specify a 12-consecutive month period selected in a uniform and nondiscriminatory manner.)

NOTE: If no option is selected, Option 1 shall be deemed to be selected. If the initial Plan Year is less than 12 months (a short Plan Year) specify such Plan Year's beginning and ending dates

PART B. HOURS OF SERVICE EQUIVALENCIES: Service will be determined on the basis of (select one): Option 1: [_] Actual hours for which an Employee is paid or entitled to payment. Option 2: [_] Days worked. An Employee will be credited with 10 Hours of Service if under the definition of Hours of Service Section such Employee would be credited with at least one Hours of Service during the day. Option 3: [_] Weeks worked. An Employee will be credited with 45 Hours of Service if under the definition of Hours of Service Section such Employee would be credited with at least one Hours of Service during the week. Option 4: [_] Semi-Monthly payroll periods worked. An Employee will be credited with 95 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hours of Service during the semi-monthly payroll period. Option 5: [_] Months worked. An Employee will be credited with 190 Hours of Service if under the definition of Hours of Service Section such Employee would be credited with at least one Hours of Service during the month.
NOTE: If no option is selected, Option 1 shall be deemed to be selected. This Section Six, Part B will not apply if the elapsed time method of Section Six, Part C is selected.

PART C. ELAPSED TIME METHOD: In lieu of tracking Hours of Service of Employees, will the elapsed time method described under the definition of Hours of Service be used (select one)? Option 1: [_] Yes Option 2: [_] No NOTE: If no option is selected, Option 1 shall be deemed to be selected.

PART D. EARLY RETIREMENT AGE: The Early Retirement Age under the Plan shall be (select one): Option 1: [_] An Early Retirement Age is not applicable under the Plan. Option 2: [_] A Participant satisfies the Plan's Early Retirement Age conditions by attaining age ___________ and completing ____________ Years of Vesting Service. NOTE: If no option is selected, Option 1 shall be deemed to be selected.

PART E. ELIGIBILITY COMPUTATION PERIOD: An Employee's Eligibility Computation Periods subsequent to his or her initial Eligibility Computation Period shall be (select one): Option 1: [_] The 12-consecutive month periods commencing on the anniversaries of his or her Employment Commencement Date. Option 2: [_] The Plan Year commencing with the Plan Year beginning during his or her initial Eligibility Computation Period. NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Section Seven: Miscellaneous Complete Parts A and B

PART A. PARTICIPANT DIRECTION: Will a Participant be responsible for directing the investment of his or her Plan assets pursuant to Section 7.22(B) of the Plan? Option 1: [_] Yes Option 2: [_] No NOTE: If no option is selected, Option 1 shall be deemed to be selected.

PART B. PERMISSIBLE INVESTMENTS: The assets of the Plan shall be invested only in those investments described below (to be completed by the Prototype Sponsor):
______________________________________________________________________________
________ ______________________________________________________________________

Section Eight: Trustee and Custodian Complete Parts A and B (as applicable)

PART A. CUSTODIAN (This Part A must be completed unless a Trustee is named in Part B, below.)

Financial Organization______________________________________________________________________________________

Address_____________________________________________________________________________________________________

Signature___________________________________________________________________________________________________

Type Name___________________________________________________________________Title__________________________

PART B. TRUSTEE (This Part B must generally be completed unless the Plan covers one or more Self-Employed Individuals or satisfies another exception under
Section 403(b) of ERISA. Select one:) Option 1: [_] Financial Organization as Trustee Option 2: [_] Individual Trustee(s)

The Trustee of this Plan shall be a: [_] Directed Trustee [_] Discretionary
  Trustee

Name of Trustee ____________________________________________________________________________________________

Address_____________________________________________________________________________________________________

Telephone___________________________________________________________________________________________________

Signature___________________________________________________________________  Title___________________________

Name of Trustee ____________________________________________________________________________________________

Address_____________________________________________________________________________________________________

Telephone___________________________________________________________________________________________________

Signature___________________________________________________________________  Title___________________________

Section Nine: Employee Signature Important: Please read before signing

PROTOTYPE SPONSOR            Seligman Advisors, Inc.
                       100 Park Avenue . New York, NY 10017
                                   800-221-2783

[_] Check here if there is an attachment(s) that applies to this Plan. (If the box is checked, please describe the attachment(s) below.)

________________________________________________________________________________

I am an authorized representative of the Adopting Employer named above and I state the following: 1. I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal tax implications of adopting this Plan; 2. I understand that my failure to properly complete this Adoption Agreement may result in disqualification of the Plan; 3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan; and 4. I have received a copy of this Adoption Agreement, the corresponding Basic Plan Document and, if applicable, any separate trust agreement used in lieu of the trust agreement contained in the Basic Plan Document.

   Signature of Adopting Employer__________________ Date Signed_________________________

   Type Name______________________________________ Title_______________________________

NOTE: The Adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under
Section 401 of the Code except to the extent provided in Revenue Procedure 2000-20, 2000-6 I.R.B. 553 and Announcement 2001-77, 2001-30 I.R.B. An Employer
who has ever maintained or who later adopts any Plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of Sections 415 and 416 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance with respect to the requirements of Sections 415 and 416 of the Code, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. The Employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to the Plan or in Revenue Procedure 2000-20 and Announcement 2001-77. This Adoption Agreement may be used only in conjunction with Basic Plan Document #01. The signature of the Adopting Employer in this Section Nine shall apply to Section 10 of this Adoption Agreement if the Employer is restating its Plan to comply with Revenue Procedure 2000-20.

Section Ten: Remedial Amendment Period Plan Administration Complete Section 10 only if the Plan is being restated to comply with GUST

PART A. HIGHLY COMPENSATED EMPLOYEE

1. Top Paid Group. For purposes of determining who was a Highly Compensated Employee, did the Employer make the top-paid group election for the following Plan Years?

1997 [_] Yes [_] No [_] Not Applicable 2000 [_] Yes [_] No [_] Not Applicable 2003 [_] Yes [_] No [_] Not Applicable
1998   [_]    [_]        [_] Not              [_]    [_]        [_] Not                     [_]        [_] Not
       Yes     No       Applicable     2001   Yes     No       Applicable     2004 [_] Yes   No       Applicable
1999   [_]    [_]        [_] Not              [_]    [_]        [_] Not
       Yes     No       Applicable     2002   Yes     No       Applicable

NOTE: If a box is not selected for a year, "No" shall be deemed to be selected for such year.

2. Calendar Year Data Election. For purposes of determining who was a Highly Compensated Employee (other than as a five-percent owner) did the Employer make a calendar year data election for the following Plan Years?

1997 [_] Yes [_] No [_] Not Applicable 2000 [_] Yes [_] No [_] Not Applicable 2003 [_] Yes [_] No [_] Not Applicable
1998   [_]    [_]        [_] Not              [_]    [_]                             [_]    [_]        [_] Not
       Yes     No       Applicable     2001   Yes     No   [_] Not Applicable 2004   Yes     No       Applicable
1999   [_]    [_]        [_] Not              [_]    [_]        [_] Not
       Yes     No       Applicable     2002   Yes     No       Applicable

NOTE: If a box is not selected for a year, "Yes" shall be deemed to be selected for such year.

PART B. REQUIRED MINIMUM DISTRIBUTION

1. Beginning Date. Effective the first day of the __________ (enter year) Plan Year, the definition of Required Beginning Date with respect to this Plan was amended to (select one): Option 1: [_] The April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2. Option 2: [_] The April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2, except that distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of this amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires. Option 3:
[_] The later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. NOTE: If no Option is selected, Option 3 shall be deemed to be selected. If Option 3 is selected, complete item 2 below. If either item 1 or item 2 above is selected, skip item 2 below and proceed to Part E below.

2. Transition Rules. To facilitate the amendment to the definition of Required Beginning Date, one or more of the following options must be selected if Option 3, item 1, above was selected. Option 3, below, must be selected to the extent that there would have been an elimination of a preretirement age 70 1/2 distribution option for Employees older than those listed in item 1 above. Option 1: [_] Any Participant who attained age 70 1/2 in years after 1995 was permitted to defer distributions until the calendar year following the calendar year in which the Participant retired. Option 2: [_] Any Participant attaining age 70 1/2 in years prior to 1997 was permitted to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. With respect to such Participants, there is (select one):
Suboption (a): [_] a new annuity starting date upon recommencement, or Suboption (b): [_] no new annuity starting date upon recommencement. Option 3:
[_] The preretirement age 70 1/2 distribution option was only eliminated with respect to Employees who reached age 70_ in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amendment. NOTE: If no option is selected, Options 1, 2 and 3 shall be deemed to be selected. If Option 2 is selected or deemed selected and neither Suboption (a) nor Suboption (b) is selected, Suboption (b) shall be deemed to be selected.

3. Calculations. For purposes of determining a Participant's required minimum distribution, in what calendar year did the Employer adopt the 2001 proposed regulations under Section 401(a)(9) of the Code? [_] 2001 [_] 2002 [_] Not Applicable NOTE: If a box is not selected under item 3 above, 2001 shall be deemed to be selected.

PART C. ANNUAL ADDITIONS TESTING: The 1.0 test described in Section 415(e) of the Code did not apply for Plan Years beginning on or after January 1, 2000. In addition, the Plan did not apply the rule requiring adjustment of the $30,000 annual additions limit to one-fourth of the defined benefit limit for Plan Years beginning on or after January 1, 1995.

PART D. FAMILY AGGREGATION: The family aggregation rules with respect to coverage and nondiscrimination tests and allocations of Employer Contributions to the Plan did not apply for Plan Years beginning on or after January 1, 1997.

PART E. COMPENSATION: The definition of Compensation with respect to annual additions testing under Section 415 of the Code was amended to gross Compensation for Plan Years beginning on or after January 1, 1998.

       Internal Revenue Service               Department of the Treasury

Plan Description: Prototype
Standardized Profit Sharing Plan
FFN: 502A7852701-003 Case: 200100662
EIN: 13-3043478
Letter Serial No: K269414a               Washington, DC 20224

                                           Contact Person: Ms. Arrington
                                           50-00197

   SELIGMAN ADVISORS INC.                  Telephone Number:(202) 283-5811

   100 PARK AVENUE 3RD FLOOR               In Reference to:T:EP:RA:T3

   NEW YORK, NY 10017                      Date: 11/26/2001

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee plans Determinations in Cincinnati at the address specified in section 9:11 of Rev. Proc. 2000-20 2000-6 I.R.B. 553.

This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment right Act of 1994. Pub. L. 103-353, the Taxpayer Relief Act of 1997. Pub. L.105-34, the Internal Revenue Service Restructuring and Reform Act of 1998. Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000. Pub.
L. 106-554. These laws are referred to collectively as GUST.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), except as provided below, provided the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. The terms of the plan must be followed in operation. Except as stated below. Employee Plans Determinations will not issue a determination letter with respect to this plan.

Our opinion does not apply for purposes of Code section 401(a) (10) (B) and section 401(a) (16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of the section 4.13 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Like-wise, if this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a) (16) if, after December 31, 1965, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d) (3).

An employer that adopts this plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a) (4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a) (4)-5(a) (5) and are part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a) (4)-4(c) of the regulation with respect to any benefit, right or feature.

SELIGMAN ADVISORS, INC.
FFN: 502A7852701-003
Page 2

An employer that adopts this plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulation.

An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter.

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a) (16) as to limitations on benefits and contributions in Code section 415 and the requirements of Code section 401(a) (10) (B) as to the top-heavy plan requirements in Code section 416; (2) regarding the nondiscriminatory effects of grants of past service; (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements, and (4) with respect to the continued application of the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307. Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.

If you, the master or prototype sponsor, have any questions concerning the IRS processing this case, please call the above telephone number. This number is only for the use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                                  Sincerely yours,

                                                  [GRAPHIC]
                                                  Director
                                                  Employee Plans Rulings and
                                                  Agreements

Simplified Standardized Profit Sharing Plan                            Seligman
Summary Plan Description

GENERAL INFORMATION SHEET

EMPLOYER INFORMATION Definitions of terms referenced with capitalization in this document can be found in the Definitions portion of the Summary Plan Description Booklet provided by your Employer. Your Employer has adopted a Profit Sharing Plan for the benefit of you and your co-workers. This Plan is designed to help you meet your financial needs during your retirement years. Your Employer must follow certain rules and requirements to maintain this Plan. This General Information Sheet provides some of the details of the Plan. Use this information in conjunction with the Summary Plan Description (SPD) Booklet which accompanies this General Information Sheet.


Name of Plan ____________________   Name of Adopting Employer______________________________

Address ____________________________________________________________________________________

Telephone _______________________   Employer's Federal Tax Identification # _________________

Plan Sequence # __________________  Employer's Fiscal Year End ______________________________

Section One: Effective Dates

The Effective Date of this Plan is ________________. If this is a restatement of an existing qualified plan (a Prior Plan), the Prior Plan was initially effective on ________________. The Effective Date of this restatement is
________________.

Section Two: Eligibility See Section titled Eligibility and Participation of the SPD Booklet.

ELIGIBLE EMPLOYEES You will generally be eligible to become a Participant in the Plan after having satisfied the age and service requirements. However, you are not eligible to become a Participant in the Plan if you are covered by a collective bargaining agreement (e.g., union agreement) unless the agreement requires you to be covered by the Plan or you are a nonresident alien and receive no earned income from the Employer within the United States. In addition, you are not eligible if you become an Employee as a result of an asset or stock acquisition, merger, or similar transaction involving a change in the employer of a trade or business (during the transition period only).

The age required for you to become a Participant is ________________. The Year(s) of Eligibility Service required for you to become a Participant is ______________. All Employees will be considered to have met the age and service requirements described above if employed on the Effective Date of this Plan. [_] Yes [_] No

HOURS REQUIRED FOR ELIGIBILITY The number of Hours of Service you must be employed to complete a Year of Eligibility Service is ______________. The number of Hours of Service you must exceed to avoid a Break in Eligibility Service is ____________. Employees shall be given credit for eligibility purposes for Hours of Service with the following predecessor employer(s):
____________________________________________.

ENTRY DATES The Entry Dates upon which you can begin Plan participation are
__________.

Section Three: Contributions See Section titled Contributions to the Plan of the SPD Booklet

EMPLOYER PROFIT SHARING CONTRIBUTIONS The Employer may, as determined from year to year, make an Employer Profit Sharing Contribution. The Employer Profit Sharing Contribution will be allocated to each Participant's Individual Account under the formula checked below.

[_] Pro Rata Formula. Under this formula, each Qualifying Participant's Individual Account will receive a pro rata allocation. This allocation is based on the Qualifying Participant's Compensation in relation to the total Compensation of all Qualifying Participants.

[_] Integrated Formula. Under this formula, each Qualifying Participant's Individual Account will receive a base contribution. In addition, Qualifying Participants will receive an additional allocation (called an excess contribution) based on their Compensation above the integration level. The integration level is __________________.

QUALIFYING PARTICIPANT For any Plan Year that an Employer Profit Sharing Contribution is made, you will be entitled to share in that contribution (and, thus, be a Qualifying Participant) if you satisfy the following conditions. 1. You are a Participant, and 2. If you terminate employment, you work at least __________ Hour(s) of Service during the Plan Year.

OTHER CONTRIBUTIONS Rollover and transfer contributions may be made to this Plan.

Section Four: Vesting and Forfeitures See Section titled Vesting and Forfeitures of the SPD Booklet.

Your rollover and transfer contributions are 100% vested immediately. The vesting schedule applies to your Employer Profit Sharing Contributions.

YEARS OF
VESTING
SERVICE                                         VESTED PERCENTAGE
-------       -----------------------------------------------------------------------------------
              Option 1 [_] Option 2 [_] Option 3 [_] Option 4 [_] Option 5 [_] (Complete if Chosen)
              ------------ ------------ ------------ ------------ ------------ --------------------
Less than One       0%           0%         100%           0%       _______ %
1............       0%           0%         100%           0%       _______ %
2............       0%          20%         100%           0%       _______ %
3............                                                                          (not
                                                                                       less
                                                                                       than
                    0%          40%         100%          20%       _______ %            20%)
4............                                                                          (not
                                                                                       less
                                                                                       than
                    0%          60%         100%          40%       _______ %            40%)
5............                                                                          (not
                                                                                       less
                                                                                       than
                  100%          80%         100%          60%       _______ %            60%)
6............                                                                          (not
                                                                                       less
                                                                                       than
                  100%         100%         100%          80%       _______ %            80%)
7............                                                                          (not
                                                                                       less
                                                                                       than
                  100%         100%         100%         100%       _______ %           100%)

NOTE: If no option is selected, Option 3 shall be deemed to be selected.

HOURS REQUIRED FOR VESTING The number of Hours of Service you must be employed to complete a Year of Vesting Service is ______________. The number of Hours of Service you must exceed to avoid a Break in Vesting Service is ______________. Employees shall be given credit for vesting purposes for Hours of Service with the following predecessor employer(s): ____________________________________.

EXCLUSION OF CERTAIN YEARS OF VESTING SERVICE All of your years of service will be counted for vesting of your Individual Account except the following (if checked). [_] Years of Vesting Service before you reach age 18. [_] Years of Vesting Service before the Employer maintained this Plan or a predecessor plan as cited above.

VESTING SCHEDULE FOR TOP-HEAVY PLANS A Top-Heavy Plan is one in which more than 60% of the value of the plan assets is credited to the accounts of certain officers, shareholders and highly paid Participants. The following vesting schedule will apply if the Plan is top-heavy.

YEARS OF
VESTING SERVICE Option 1 [_] Option 2 [_]
--------------- ------------ ------------
1..............       0%         100%
2..............      20%         100%
3..............      40%         100%
4..............      60%         100%
5..............      80%         100%
6..............     100%         100%

FORFEITURES Forfeitures of Employer Profit Sharing Contributions will be used to reduce Employer Profit Sharing Contributions.

Section Five: Distributions and Loans See Section titled Distribution of Benefits, Claims Procedure and Loans of the SPD Booklet.

DISTRIBUTIONS You may withdraw your Individual Account if you terminate employment, attain Normal Retirement Age, become disabled or if your Employer terminates this Plan. In addition, you may make distributions under the circumstances described below. Can you withdraw Employer Contributions during service? [_] Yes. [_] Yes, but only if you are 100% vested. [_] Yes, but only on account of hardship. [_] No.

LOANS Can you receive loans from the Plan? (If "yes," see attached Loan Disclosure.) [_] Yes [_] No

REA SAFE HARBOR The REA Safe Harbor provisions apply to this plan.

Section Six: Definitions See Section titled Definitions of the SPD Booklet.

PLAN YEAR The Plan Year end is __________________.

HOURS OF SERVICE EQUIVALENCIES Service will be determined on the basis of: [_] Actual hours you are paid or entitled to payment. [_] Days worked. You will receive credit for 10 Hours of Service for each day you are credited with at least one Hour of Service. [_] Weeks worked. You will receive credit for 45 Hours of Service for each week you are credited with at least one Hour of Service. [_] Semi-Monthly payroll periods worked. You will receive credit for 95 Hours of Service for each semi-monthly payroll period you are credited with at least one Hour of Service. [_] Months worked. You will receive credit for 190 Hours of Service for each month you are credited with at least one Hour of Service. [_] Elapsed time. You will receive credit for the period of time during which you are paid or entitled to pay from your Employer.

COMPENSATION Compensation is the Compensation paid to you after you become a Participant. Compensation includes Elective Deferrals made pursuant to a Salary Reduction Agreement.

EARLY RETIREMENT AGE Early Retirement Age [_] does [_] does not apply to this Plan. You will satisfy the Early Retirement Age conditions when you Attain age ________ and complete ________ Years of Vesting Service.

NORMAL RETIREMENT AGE Normal Retirement Age under the Plan is 591/2.

Section Seven: Miscellaneous See Section titled Miscellaneous of the SPD
Booklet.

INVESTMENT DIRECTION Can you direct the investment of your Individual Account?
[_] Yes [_] No (If "yes," see your Plan Administrator for rules and procedures that will apply.)

PLAN ADMINISTRATOR The Employer is usually the Plan Administrator. This section will be completed only if the Employer is not the Plan Administrator.


Name (If Not Employer) __________________________     Business Telephone ______________________________

Address ________________________________________________________________________________________________

AGENT FOR SERVICE OF LEGAL PROCESS

Name _________________________________________
                                                      Address

NOTE: The Agent for Service of Legal Process is the person upon whom any legal papers can be served. Service of legal process may be made upon a Plan
Trustee or the Employer/Plan Administrator.

Section Eight: Trustee(s)

Name __________________________________________
                                                      Title __________________________________________

Business Address ________________________________________________________________________________________

Name __________________________________________
                                                      Title __________________________________________

Business Address ________________________________________________________________________________________

Profit Sharing Plan

Plan Profile                                                           Seligman

Section One: Company Information


Company Name _______________________________________________________________________________________________

Contact Person ____________________________________________________________________ Telephone _______________

Based on your plan's eligibility requirements, number of employees eligible to participate __________________

Section Two: Financial Advisor Information

Name of your Financial Advisor ______________________________________________________________________________

Telephone ________________________________________________________________________  E-Mail ____________________

Broker/Dealer Firm _______________________________   Office ______________________  Rep ID ____________________

Class of Fund Shares Selected [_] A Shares  [_] B Shares  [_] C Shares  [_] D Shares*
                              [_] NAV A Shares (for plans with 50 or more eligible employees or $500,000 transferred into the
                              Seligman Funds)

NOTE: Default will be A Shares.

* Investments in D Shares are limited to current D Shareholders and certain broker/dealers who do not offer C Shares.
  Please see prospectus for complete details.

Section Three: Plan Information

   Plan Status:   [_] New Plan   [_] Transfer Plan

   Approximate Assets to be Transferred $ ____________________________

   If this is a transfer plan and you wish to transfer the assets of another Qualified Plan into a Seligman Prototype Profit Sharing Plan, please take the following steps:

    1. Complete the information requested in the accompanying Transfer of Assets letter.

     . If you will be using State Street Bank and Trust Company (State Street) as the Accepting Custodian, please return the Transfer of Assets letter to Seligman.

     . If you will be using another Trustee or Custodian, please forward the Transfer of Assets letter to that individual or entity.

    2. Contact the Resigning Trustee or Custodian to determine if there are requirements in addition to the Transfer of Assets letter to facilitate the transfer.

    3. The new Trustee or Custodian, whether it be State Street or another individual/entity, will forward the completed Transfer of Assets letter to your current Custodian or Trustee indicating that they will accept the transfer of assets from your current plan. You will receive confirmation when the transfer has been effected.

Profit Sharing Plan

Enrollment Form                                                        Seligman

Instructions: When you have completed this form, please keep a copy for yourself and return the original to your employer. You may request additional forms in the future to change Personal Information or Beneficiary Designation.

Participant's Name _________________________________________________ Social Security # ______________________

Check all that apply:

[_] To Enroll: Complete Sections 1, 2, 3, and 4

[_] To Change Personal Information or Beneficiary: Complete appropriate parts of Section 1 and/or 3, and 4

[_] To Change Investment Elections: Complete Sections 1, 2, and 4

1. Personal Information  (Please print)

Date of Birth _________________________   Rehire?   [_] Yes [_] No   Marital Status  [_] Married [_] Single

Date of Hire _________________________    Original Date of Hire ______________________________________________

Telephone Number ____________________________________________________________________________________________

Mailing Address _____________________________________________________________________________________________

City _______________________________________________________________ State _______________   Zip ____________

2. Investment Selection

Select the Funds in which you would like to invest all future employer contributions. Do not use a fixed dollar amount; use whole number percentages only (e.g., 30%, not 331/3 or 33.3%). Percentages must total 100%.

SELIGMAN FUNDS

                                                                  %
                                                                  -
Capital Fund
Cash Management Fund
Common Stock Fund
Communications and Information Fund
Emerging Markets Fund
Frontier Fund
Growth Fund
Global Growth Fund
Global Smaller Companies Fund
Global Technology Fund
International Growth Fund
High-Yield Bond Series
Investment Grade Fixed Income Fund
Income Fund
Large-Cap Value Fund
Small-Cap Value Fund
U.S. Government Securities Series
Time Horizon Series
   Time Horizon 30 Fund
   Time Horizon 20 Fund
   Time Horizon 10 Fund
   Harvester Fund
Other

                    TOTAL OF ALL ELECTIONS MUST EQUAL 100%

***If an investment election is not selected, all deposits will default to the
                       Seligman Cash Management Fund***

3. Beneficiary Designation

I designate the individual(s) named below the Beneficiary(ies) of my vested Profit Sharing account balance. I revoke all prior Beneficiary Designation(s), if any, made by me for these assets. I understand that I may change or add Beneficiaries at any time by submitting a new Designation to the Plan Administrator using this form. Any interest in this account that is not effectively disposed of below will be paid to my surviving spouse. If I have no surviving spouse, it will be paid to my estate.

If necessary, please attach an additional sheet and provide the requested information.

IF YOU ARE MARRIED AND LIVE IN A COMMUNITY PROPERTY STATE, AND YOUR SPOUSE IS NOT DESIGNATED AS THE ONLY BENEFICIARY, YOUR SPOUSE MUST SIGN PART D BELOW.

A. PRIMARY BENEFICIARY DESIGNATION: I designate the following individual(s) as Primary Beneficiary(ies) of the assets in this account.

    Individual's     % of                  Date of Social Security    Contingent
    Name         Distribution Relationship  Birth      Number      Beneficiary Code*
    ------------ ------------ ------------ ------- --------------- -----------------
1.
2.
3.

*  B(3) will apply unless another Code is selected.

B. CONTINGENT BENEFICIARY CODES: If this Primary Beneficiary does not survive me, pay his or her share of my assets as follows:

1. To his or her estate

2. To the other Primary Beneficiaries who survive me, in equal shares

3. To the other Primary Beneficiaries who survive me, in proportion to their then-respective shares of my assets

4. To the Contingent Beneficiary named for such Primary Beneficiary in Part C below, if he or she survives me

5. To the Trust named for such Primary Beneficiary in Part C below

C. CONTINGENT BENEFICIARY DESIGNATION

                                                    Relationship to
              Individual's Name % of Distribution Primary Beneficiary Date of Birth Social Security Number
              ----------------- ----------------- ------------------- ------------- ----------------------
For
  Primary
  Beneficiary
  #1
For
  Primary
  Beneficiary
  #2
For
  Primary
  Beneficiary
  #3

D. SPOUSAL CONSENT:

If the account holder is married and lives in a community property state, and his/her spouse is not designated as the only beneficiary, the spouse must sign below:

I am the spouse of the above-named account holder. I acknowledge that I have received a full disclosure of my spouse's property and financial obligation. Due to possible consequences of giving up my community property interest in this Profit Sharing account, I have been advised to see a tax professional or legal advisor. I assume full responsibility for any adverse consequences that may result. I hereby consent to the designation of the Beneficiaries stated above.

Signature of Spouse____________________________________________ Date _________

4. Signatures

I understand that the value of composite fund investments may fluctuate over time and I understand the risks associated with investing in the above fund(s) as described in the fund(s) prospectus(es). Furthermore, I authorize the Plan Administrator to execute my directions as set forth above. I understand these directions will be in effect until they are replaced by a new form, or required by law or the plan.

When making changes, I will review my statements to confirm accuracy of the changes. I will report all discrepancies to my Employer within 90 days following the end of the quarter. I understand that my employer and Seligman Data Corp. will attempt, in good faith, to implement these changes as soon as administratively feasible.

Signature of Participant _______________________________________ Date _________

Employer's Signature ___________________________________________ Date _________

Profit Sharing Plan

Transfer of Assets Letter                                              Seligman

                              Date ____________________________________________

                              Employer's Name _________________________________

                              Employer's Address ______________________________

TO:

_____________________________________________________

_____________________________________________________

_____________________________________________________

_____________________________________________________

Enter Name and Address of Prior Trustee/Custodian

Dear Sir or Madam:

We have established a prototype Profit Sharing Plan with Seligman Funds and the following Trustee/Custodian listed below (check one):

I.  [_] State Street Bank and Trust Company      If this box is selected,
        (State Street) c/o Seligman Data Corp.   please make check
        100 Park Avenue, 2nd Floor New York, NY  payable to State Street Bank
        10017                                    and Trust Company.

II. [_] Specify Trustee/Custodian Name and
        Address
___________________________________________      If this box is selected,
___________________________________________      please make check
___________________________________________      payable to Seligman Group of
                                                 Funds.

Please [_] liquidate all assets and transfer cash [_] transfer shares of the Seligman Funds in-kind* from the participant accounts listed below directly to

Seligman, at 100 Park Avenue, New York, NY 10017, Attention: Retirement Plan Services.

Employee Name                               Current Account Number

------------------------------------        -----------------------------------

------------------------------------        -----------------------------------

------------------------------------        -----------------------------------

List accounts and account numbers for each employee, as applicable. You may attach an additional sheet if necessary.

Sincerely,

Employer's Signature _____________ Employer's Name (please print)
                                   ________                       Date___________________

* In-kind transfers are available only for existing assets currently invested in Seligman Funds.

Trustee/Custodian Acceptance (to be completed by accepting Trustee/Custodian)

We accept appointment as Trustee/Custodian in accordance with the terms and conditions of the Plan Document.

State Street Bank and Trust Company,      Other Trustee/Custodian
Custodian

By:                                       By:
      ----------------------------------        ---------------------------------

Date:                                     Date:
      ----------------------------------        ---------------------------------

Profit Sharing Plan

Contribution Plan                                                      Seligman

Employer: Please use the information from your employees' Enrollment Forms to complete this form, converting the investment percentages to dollar amounts. Include account numbers (or Social Security numbers) if known. Attach a check made payable to State Street Bank and Trust Company for the grand total amount and send to (attach additional copies of this form if necessary):

                           Retirement Plan Services
                            c/o Seligman Data Corp.
                     100 Park Avenue . New York, NY 10017

Employer _______________________________________________ Contribution Date ____________________________

Contact Name ___________________________________________ Authorized Signature _________________________

Class of Shares: [_] Class A [_] Class B [_] Class C [_] Class D* [_] NAV A Shares (for plans with 50 or more eligible employees or $500,000 transferred into Seligman Funds)

                                   FUND NAME

                    Elective   Employer                High-Yield International
  Name Account #    Deferral Contribution Total Growth    Bond       Growth
  --------------    -------- ------------ ----- ------ ---------- -------------
James Smith
  8304585458.......   $120        $50     $170   $70      $50          $50
                                Total     $

* Class D shares are available only if you already own Class D shares or if your Financial Advisor or Broker/Dealer maintains an omnibus account at Seligman Data Corp.

Profit Sharing Plan

Loan Promissory Note                                                   Seligman

To apply for a loan, complete this form and forward to your Plan Administrator for approval. After approval has been granted, the Plan Administrator should send this form to:

                           Retirement Plan Services
                            c/o Seligman Data Corp.
                     100 Park Avenue . New York, NY 10017

THE LOAN PROVISION WORKS AS FOLLOWS:

..   You must be currently employed with your employer to obtain a loan.

..   You can borrow as much as 50% of your vested account balance up to $50,000.
    There is a $1,000 minimum.

..   Payments must be made at least quarterly.

..   Payments are made with after-tax, not pre-tax, dollars.

..   You will receive an amortization schedule from your Plan Administrator detailing each payment amount due.

..   All loan payments - principal and interest - are deposited back into the
    Seligman Funds in your account.

..   If you are married and live in a community property state, your spouse must sign this form in Section 3B.

..   Seligman will provide you with a check for the loan amount approved by your
    Plan Administrator.

1. Participant Information (Please Print)

Participant Name (First Name) _________________________________ (MI)_____ (Last Name) ______ Social Security # ___________

Address ____________________________________________________    City _______________________ State _____   Zip Code _____

Name of Employer __________________________________________________       Seligman Account # (Custodial Account)________

2. Loan Information

A. AMOUNT OF LOAN REQUESTED

   $ _______________

   Minimum loan amount is $1,000; maximum loan amount is $50,000. Loan cannot exceed 50% of your vested account value.

B. FUNDS TO BE LIQUIDATED

   Please liquidate the following Seligman Funds to issue my loan:

Seligman ________________ Fund $__________________ Seligman ________________ Fund $___________________

C. REPAYMENT

   Frequency of Payment: [_] Monthly [_] Quarterly

   Number of Years: [_] 1 year [_]2 years [_] 3 years [_] 4 years [_] 5 years
   [_] More than 5 years* ______(insert whole number)

*   Available only if loan proceeds are used to acquire a principal residence.

D. FUNDS TO BE CREDITED

   Please deposit loan repayments into the following Seligman Funds:

Seligman_________________ Fund $ __________________ Seligman ________________ Fund $ ________________

E. OUTSTANDING LOANS

If you have had any outstanding loans from your employer within the last 12 months, enter your highest loan balance in the last 12 months:
$ __________________

Enter the total balance of those loans now outstanding: $ ____________

3. Signatures

A. PARTICIPANT SIGNATURE

For the value received, the participant named above ("Borrower") promises to pay to the order of his or her Seligman Profit Sharing Account (the "Account"), the Principal amount with stated interest thereon, as follows:

   The Principal amount of this Note shall be paid in equal installments on the first day of each payment period. Payments of interest accrued on the outstanding Principal amount of this Note shall be payable on each such date together with the Principal payment on such date. Interest is fixed at prime rate as published in The Wall Street Journal on the business day prior to the date the loan is approved.

   The entire Principal amount secured by this Note, together with interest accrued to the date of payment, shall become immediately due and payable at the option of the holder if (i) Borrower becomes entitled to a distribution (including termination of employment); (ii) any payment required shall remain unpaid and owing for at least 60 days following the due date of such payment; or (iii) any other default shall occur under the terms of any collateral assignment given by the Borrower to secure the amounts payable under this Note which shall continue for at least 15 days.

   This Note shall be construed and enforced in accordance with the laws of the State of New York, except as preempted by the Employee Retirement Income Security Act of 1974, as amended from time to time, or other federal law. At the Maturity Date or, if earlier, upon the payment in full of the Principal, interest, and all other amounts under the Note in accordance with its terms, the Note shall terminate.

I agree to the above terms and certify that the information on this form is correct.

Participant's Signature _______________________________________________________________ Date _________

B. SPOUSAL CONSENT

If the account holder is married and lives in a community property state, the spouse must sign the Spousal Consent below. This Spousal Consent must be notarized.

I, the undersigned, am the spouse of the above-named account-holder and Borrower. I hereby consent to the assignment and acknowledge that the account is hereby assigned to the Plan as security for the loan evidenced by this Note.

Signature of Borrower's Spouse__________________ Name of Borrower's Spouse (Please Print) __________     Date ____________

Sworn to and subscribed before me on this _____________   day of _____________________________           ,20 ___________

Notary Public __________________________________________________                                         Date __________

C. EMPLOYER SIGNATURE

Your employer may be required to sign below. Contact your Employer
Representative.

Signature of Employer Representative __________________________________________

Profit Sharing Plan

Distribution Form                                                 Seligman

Complete this form if you are requesting a distribution from a Seligman Profit Sharing plan. Contact Retirement Plan Services at 800-445-1777 if you have any questions. Please return this form to: Retirement Plan Services, c/o Seligman Data Corp., 100 Park Avenue, New York, NY 10017

1. Investor Information (Please Print)

First Name _______________   MI_______________     Last Name_________________________________

Birth Date (MM-DD-YYYY) ______   Social Security   Daytime Phone __________ Seligman Account # ________
#_________

2. Reason for Distribution (Choose One Only)

[_] Normal Retirement Age. I am age 591/2 or older; my distribution will be taxed as ordinary income.

[_] Required Minimum Distribution (RMD). I am age 701/2 or older.* Complete the box in Section 3, below.

[_] Separation from Service - Under Age 55. I understand that my distribution may be subject to an additional 10% penalty imposed by the IRS.

[_] Separation from Service - Over Age 55. I understand my distribution will be taxable but penalty-free.

[_] Disability Distribution. I certify that I am disabled within the meaning of IRC Section 72(m)(7).

[_] Death Distribution. Contact Retirement Plan Services at 800-445-1777 for instructions.

[_] Other. (Note: Distributions prior to age 591/2 may be subject to a 10% penalty; exceptions apply. Please consult your tax advisor for details.)

* An exception may apply for certain employees with pre-1987 accruals. These employees need not begin receiving a distribution of these accruals until age 75. Please consult a qualified tax advisor for details.

3. Method of Distribution

If no election of the method of distribution is made within 30 days of receipt by the Custodian of the written request for distribution, the Custodian shall make such distribution to the Account Holder in a lump sum payment of cash.

If you are age 70 1/2 or older and taking a Required Minimum Distribution, please complete the box below. All other investors, choose one of the following:

a. [_] A lump sum distribution, closing my Seligman Profit Sharing account.

b. [_] A partial distribution of $______, or ______ (number) shares from Seligman ______ Fund.

c. [_] Systematic withdrawals based on a fixed amount of $______, or ______ (number) shares from Seligman ______ Fund.

If you wish to have this fixed systematic withdrawal over a number of years, please specify: ______(number) years.

Systematic withdrawals* are to be paid: [_] Monthly [_] Quarterly [_] Semi-Annually [_] Annually Beginning the month of ______.

FOR ACCOUNT HOLDERS OVER AGE 70 1/2 AND OVER ONLY: Seligman will perform RMD calculations as you instruct below. Any portion of your RMD that you fail to withdraw may be subject to a 50% penalty.

[_] Calculate my RMD using the Uniform Life Table.

[_] Calculate my RMD using the Joint Life and Last Survivor Expectancy Table.
    My spouse is my sole designated beneficiary, and my spouse is more than 10 years younger than me. Spouse's date of birth: ____/____/______. I understand that the joint life expectancy will be recalculated each year.

RMDs are to be paid:

[_]Monthly [_] Quarterly [_] Semi-Annually [_] Annually Beginning the month of
   __________.

If you elect to take your first RMD by April 1 in the year after you turn age 701/2, you must take the second RMD by December 31 of that same year.

Systematic withdrawals* for subsequent RMDs are to be paid beginning the month of ____________.

* All systematic withdrawals, including RMDs, are processed on the 15th calendar day of the month or prior business day, unless otherwise specified.

4. Payee Information

NOTE: Required Minimum Distributions may not be transferred to an IRA.

[_] Payment to be made to me, the Shareholder, using the current name and address on file.

-- OR --

[_] I wish to credit my distribution, in kind, from the above Profit Sharing account to my:

[_] New Seligman account (Please include the appropriate Account Application.)

[_] Existing Seligman account #       .

[_] I wish to have the distribution:

[_] Mailed to the below-named payee or payee bank. (Signature guarantee may be required; see below.)

[_] Transferred via Automated Clearing House (ACH) to the below-named payee bank. (Attach a voided check.)

Name of Payee or Payee Bank ____________________________________________________________________________

Bank Account # (if applicable)________________________________________________________________________________

Street Address_____________________________________________________________________________________________

City___________________________________________________________________State ____________Zip ___________

5. Income Tax Withholding Information

A. ELIGIBLE ROLLOVER DISTRIBUTION

I acknowledge that unless I elect to have a higher percentage withheld from my distributions, Seligman Data Corp., on behalf of the Custodian, will withhold a fixed 20% of the eligible rollover amounts to be paid to me and not paid to an eligible retirement plan via direct transfer. I understand that Seligman Data Corp. will immediately remit the amount withheld to the IRS as a pre-payment of tax liability. I am responsible for paying any additional taxes or penalties. I further understand that I may, with respect to future distributions, revoke or change my withholding election by submitting written instructions to Seligman Data Corp.

[_]I elect to have an additional __________% withheld from my distributions.
   (This is an optional amount to be withheld in addition to the mandatory 20% withholding required by the IRS.)

B. DISTRIBUTION NOT ELIGIBLE FOR ROLLOVER (including Required Minimum Distributions, and Return of Excess Contributions)

I understand that unless I elect one of the choices below, Seligman Data Corp., on behalf of the Custodian, will withhold a fixed 10% of the amounts to be paid to me and immediately remit the amount withheld to the IRS.

[_] I do not want any federal income tax withheld on my distribution(s). I understand that I will be responsible to pay any income tax which may be due as a result of my distribution.

[_] Please withhold federal income tax on my distribution(s) at a rate of
    __________%. I understand that Seligman will remit to the IRS on my behalf any amount which has been withheld.

6. Signature

I hereby elect that the assets held by the Custodian in the above Profit Sharing account(s) be paid according to the instructions on this form. Although these distributions are made in accordance with the law, they are revocable and another plan may be substituted that is also in accordance with the law. Additional amounts may be distributed from time to time upon presentation to Seligman Data Corp. of written instructions in good order. I hereby release Seligman Data Corp. and the Custodian and indemnify them from any and all claims arising from Seligman Data Corp.'s or the Custodian's actions hereunder.

Your Signature (or Beneficiary, if applicable) _______________________________________________________ Date ______
Signature Guarantee ___________________________________________________________________________________

Signature Guarantee Requirement: In case of death or any redemption amount request for more than $50,000, or if the payee is someone other than the account holder, the signature of the Shareholder/Beneficiary on this form must be guaranteed by a bank, a trust company, a member of a domestic stock exchange, or any other eligible guarantor institution. Notarization is not acceptable.

SUPPLEMENTAL TRUST/CUSTODY AGREEMENT

If STATE STREET BANK AND TRUST COMPANY, as successor in merger to Investors Fiduciary Trust Company, is named as the Plan's Custodian or as a directed Trustee without full trust powers in the Adoption Agreement, the terms of this Supplemental Trust/Custody Agreement, which shall be a part of the Plan, shall apply. In no event may State Street be appointed, nor will State Street accept appointment, as a Trustee with full trust powers for the Plan.

SECTION ONE   DEFINITIONS

              Terms defined in the Basic Plan Document shall have the same meanings in this Supplemental Trust/Custody Agreement, except as otherwise expressly provided herein. In addition, the following words and phrases when used in this Agreement with initial capital letters shall, for the purpose of this Agreement, have the meanings set forth below unless the context indicates that other meanings are intended:

         1.02 STATE STREET

              Means State Street Bank and Trust Company, a trust company chartered by the Commonwealth of Massachusetts with offices in Kansas City, Missouri.

         1.03 INVESTMENT FIDUCIARY

              Means the Employer, a Trustee with full trust powers, any individual Trustee(s) and/or any investment manager, as applicable, which under the terms of the Plan is vested with the responsibility and authority to select investment options for the Plan and to direct the investment of the assets of the Fund. In no event shall State Street be an Investment Fiduciary for any purpose whatsoever.

         1.04 IRS

              Means the Internal Revenue Service.

         1.05 RECORDKEEPER

              Means the entity responsible for establishing and maintaining participant records and account balances.

SECTION TWO   APPOINTMENT OF STATE STREET

         2.01 The Employer, by execution of the Adoption Agreement, appoints State Street as a limited-purpose Custodian or directed Trustee without full trust powers (as indicated in the Adoption Agreement) for the Plan, and State Street accepts such appointment, all subject to the terms of the Basic Plan Document as supplemented by this Agreement. The Employer, Plan Administrator, any Trustee other than State Street, Recordkeeper, any other Investment Fiduciary and State Street shall be bound by all the terms of this Agreement. The Employer represents and warrants to State Street that it has all requisite right, power and authority and has taken all required actions necessary under the Plan and applicable law to designate State Street as custodian or Trustee without full trust powers (as applicable) of the Plan pursuant to the terms of the Basic Plan Document as supplemented by this Agreement.

SECTION THREE RESPONSIBILITIES OF STATE STREET

         3.01 INVESTMENTS

              The Fund shall be invested only in investment options selected by the Investment Fiduciary. Such selection shall be made from among the types of property which the Prototype Sponsor makes available Section 7.22(D) of the Basic Plan Document. Notwithstanding anything to the contrary in said Section 7.22(D), the Prototype Sponsor and not State Street is responsible for choosing to make such investments available for investment, and State Street has determined only that it is functionally and operationally willing and able to provide its services hereunder with respect thereto. The Investment Fiduciary shall be responsible for ensuring compliance with all conditions, limitations and restrictions concerning investment in any investment option. State Street shall place monies or other property received by it in such permitted investments as State Street shall be directed from time to time by instructions of the Investment Fiduciary (or Participant, if applicable) provided to it through the Recordkeeper. If Participant direction under Section 7.22(B) of the Basic Plan Document has been selected, the Recordkeeper shall receive, aggregate and deliver to State Street the investment instructions of the Participants. In the absence of Participant direction, the Recordkeeper shall deliver to State Street the investment instructions of the appropriate Investment Fiduciary. State Street may hold the assets attributable to the Fund in omnibus accounts with assets of other retirement plans for which State Street serves as custodian or trustee. Nothing herein shall preclude the Investment Fiduciary from otherwise investing any Plan assets as permitted by the Plan, but State Street shall not be Custodian or Trustee thereof or have any duties or responsibilities with respect thereto.

         3.02 ADVANCES

              The parties acknowledge that State Street is not obligated to place orders for the investment of the Fund if sufficient cash is not available in the Fund for use in placing such orders. State Street is authorized, but is not obligated, to advance funds or to arrange for another financial institution (which may be an affiliate of State Street) to advance funds from time to time for the purchase of investment assets, for distributions from the Fund and for other purposes prior to receipt of sufficient funds (whether contributions or proceeds of the liquidation of other investments). All such advances shall be made subject to the requirements of ERISA and the rules, regulations, rulings and interpretations thereunder, including but not limited to the U.S. Department of Labor's Prohibited Transaction Class Exemption 80-26, as amended from time to time. If sufficient funds to repay any such advance are not received by the following business day, State Street may, in its discretion, then or at any time thereafter prior to such repayment, sell, redeem or otherwise liquidate any assets of the Fund in order to repay such advance. Any gain realized upon such liquidation, after payment of any related costs and expenses, shall belong to the Plan. The Employer shall reimburse State Street on demand for any portion of any such advance and the related costs and expenses not repaid from the proceeds of the liquidation.

        3.03 FUND LIQUIDITY; DEPOSIT ACCOUNTS

             State Street shall keep such portion of the Fund in cash or cash balances as may be directed from time to time by the applicable Investment Fiduciary, through the Recordkeeper. State Street shall not be liable for any interest on any cash balances so maintained nor for interest on any cash or cash balances maintained in the Fund pending investment in accordance with appropriate directions. Monies being transferred to and disbursed by State Street may be held in non-interest bearing transaction accounts in financial institutions selected by State Street (which may be affiliates of State Street) for purposes of collections and processing transfers and disbursements. State Street may transfer monies from the Fund to such accounts prior to issuance of wire transfer orders or checks, drafts or other instruments payable from such accounts. State Street's and, as applicable, its affiliated financial institution's ability to earn income on amounts held in non-interest bearing accounts has been taken into consideration in establishing State Street's fees hereunder. State Street and any such affiliated financial institution shall be entitled to retain any such income as a part of the agreed compensation hereunder, and such income shall not be or become a part of the Fund. State Street shall not exercise its powers under Section 8.01(C)(1) of the Basic Plan Document except pursuant to the instructions of the Investment Fiduciary transmitted to State Street by the Recordkeeper.

        3.04 BROKER SELECTION

             Should the Recordkeeper transmit the Investment Fiduciary's instructions to State Street to utilize the services of any broker, dealer, employee or representative of either, or any other person ("Broker") to render services to the Fund, or should State Street require the services of such persons in order to fulfill its obligations pursuant to this Agreement, the applicable Investment Fiduciary shall be solely responsible for the selection or designation of such Broker and shall be solely responsible for the acts of such Broker. State Street shall fully comply with the written instructions, if of a continuing nature, until revoked.

        3.05 PAYMENTS AND DISBURSEMENTS

             In connection with payments and disbursements made from the Fund for any purpose, State Street shall be responsible for issuing checks or drafts to such parties and for such amounts as the Plan Administrator, through the Recordkeeper, shall instruct. State Street shall be fully protected in making such payments pursuant to such instructions from time to time and shall be charged with no responsibility whatsoever respecting the purposes or propriety of such payments or the application of such monies.

        3.06 VOTING OF SHARES

             State Street shall provide any materials received by it relating to voting securities to the Recordkeeper, which shall provide the same to the applicable Investment Fiduciary, which shall be responsible for voting securities or arranging for such securities to be voted in accordance with the Plan and applicable law. It is understood that State Street shall exercise the powers described in Section 8.01(B)(2) of the Basic Plan Document only pursuant to instructions of the Investment Fiduciary transmitted to State Street by the Recordkeeper.

        3.07 BOOKS AND RECORDS

             State Street shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions of the Fund hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Employer. State Street may rely on the Recordkeeper for the maintenance and provision of any or all of the records specified herein. The Recordkeeper shall be responsible for maintaining the records of any Individual Account or Separate Fund of a Participant. State Street shall reconcile periodically with the Recordkeeper all Plan-related transactions and Plan balances. After the close of each Plan Year, or upon the removal or resignation of State Street, State Street shall provide information relating to all investments, receipts, disbursements, and other transactions effected during the past Plan Year or during the period from the close of the preceding Plan Year to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such Plan Year or other period, valued currently, and such other information as may reasonably be required of State Street; provided however, that State Street shall not be obligated to provide any information that it is not otherwise maintaining in the course of its discharge of duties hereunder. Neither the Employer, Plan Administrator, other Plan fiduciary, Participant, Beneficiary or any other person shall have the right to demand or be entitled to any further or different reporting or accounting by State Street, other than those to which they may be entitled under the law. Nothing contained herein will be construed or interpreted to deny State Street the right to have its account judicially determined.

        3.08 PRICING

             State Street shall determine or have determined the value of the Fund as of each Valuation Date. State Street shall report such values to the Recordkeeper, which shall use such values in establishing the value of each Participant's Individual Account or Separate Fund. State Street shall rely exclusively upon, and shall not be responsible for, share and unit values established by third parties or by State Street in its capacity as a mutual fund recordkeeper, transfer agent or custodian, including but not limited to:

             (a)in connection with mutual funds, the net asset value reported to State Street by such mutual funds or the transfer or other agents of such mutual funds or any generally recognized pricing service;

             (b)in connection with bank collective funds, the unit value as reported by the trustee of such funds or its agent;

             (c)in connection with policies and contracts with insurance companies or other financial institutions, the book value or other value ascribed to such policies or contracts by the insurance company or its agent or other financial institution or its agent; and

             (d)in connection with publicly traded securities, the market price of such securities as reported to the public in a generally available form.

           State Street shall have no liability from the failure or delay of any pricing source to provide a valuation as of any Valuation Date. If values for any investment of the Fund are not generally available, State Street shall rely upon instructions provided to it by the applicable Investment Fiduciary, through the Recordkeeper, as to valuation procedures.

      3.09 RECORD RETENTION

           All records maintained by State Street with respect to the Fund shall be held for such period as may be required under applicable law. Upon the expiration of any such required retention period, State Street shall have the right to destroy such records. State Street shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.

      3.10 FILINGS

           Except as provided below, State Street shall conclusively presume that the Employer, Trustee other than State Street, Plan Administrator or other responsible party has made all filings required by law as of the date required. Should State Street incur any liability by reason of any party's failure to timely file, the Employer shall indemnify and hold State Street harmless for any and all liabilities, costs, expenses (including reasonable attorney's fees) and other obligations, including penalties and interest, incurred by State Street.

           Notwithstanding the provisions of Section 5.14 of the Basic Plan Document, in connection with the disbursement of funds from the Fund to a Participant, State Street shall withhold and remit to the IRS and other applicable taxing authorities the amount of any income tax withholding required by law; provided, however, State Street shall rely exclusively on instructions from the Recordkeeper as to the amount of withholding to remit to the IRS and other applicable taxing authorities. Accordingly, the Recordkeeper shall maintain income tax withholding information for each Participant as required by the IRS and other applicable taxing authorities and all other information required to be filed with the IRS and other applicable authorities and shall provide in a timely fashion to State Street all information that the IRS and other applicable taxing authorities may require State Street to report. Furthermore, the Recordkeeper shall be responsible for reporting to each Participant the income tax withheld and remitted to the IRS and other applicable taxing authorities and such other information as may be required to be provided to Participants by the IRS and other applicable taxing authorities. The Recordkeeper shall provide such tax information to State Street in a form acceptable to State Street.

      3.11 INSTRUCTIONS

           State Street shall be under no duty to take any action other than its express responsibilities hereunder unless the responsible party under the terms of the Plan shall furnish State Street with written instructions; provided that in no event may State Street's responsibilities be expanded except with its prior written consent. Any instructions hereunder may be delivered to State Street directly by the responsible party or through the Recordkeeper. State Street shall not be liable for any action taken or omitted by it in good faith in reliance upon any instructions received hereunder or any other notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. State Street shall have no duty to inquire into the purpose or propriety of any order, instruction or other communication received hereunder and may conclusively presume that any such order, instruction or other communication is accurate and complete. The Recordkeeper and not State Street shall be responsible for determining that all instructions provided to State Street through the Recordkeeper are being given by the appropriate party and are in proper form under the provisions of the Plan and applicable law. State Street may conclusively presume that any instructions received through the Recordkeeper have been duly authorized by the Employer, Investment Fiduciary, Plan Administrator, Trustee other than State Street, or Participant, as applicable, pursuant to the terms of the Plan and applicable law The Recordkeeper shall serve as the agent and authorized representative of the Employer, Investment Fiduciary, Plan Administrator and any Trustee other than State Street for purposes of providing orders, instructions and other communications to State Street and shall also be responsible for receiving and communicating to State Street Participant directions under Section 5.14 of the Basic Plan Document.

      3.12 TAX ISSUES

           State Street shall not be responsible for the validity or effect or the qualification under the Code of the Plan. State Street shall not be required to take any action upon receipt of any notice from the IRS or other taxing authority (unless such notice relates to the performance of State Street's responsibilities under Section 3.10 hereof except to promptly forward a copy thereof to the Employer, through the Recordkeeper. State Street shall be reimbursed by the Employer or from the Fund for all taxes of any kind whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Fund. State Street shall promptly notify the Employer, through the Recordkeeper, with regard to any tax assessments which it receives on any income or property maintained in the Fund and, unless notified to the contrary by the Employer, through the Recordkeeper, within ninety (90) days, shall pay any such assessments. If the Employer, through the Recordkeeper, notifies State Street within said period that it is its opinion or the opinion of counsel that such assessments are invalid or that they should be contested, then State Street shall take whatever action concerning payment of the assessment as is indicated in the notice received by State Street; provided however, that the Employer, and not State Street, shall be responsible for contesting any such assessments or litigating any such claims.

      3.13 LOANS TO PARTICIPANTS

           Except for the disbursement of loan proceeds and re-investment of loan payments pursuant to instructions received hereunder, under no circumstances shall State Street have or be allocated any responsibility for the administration of any Participant loan program under Section 5.19 of the Basic Plan Document.

      3.14 INDEMNIFICATION; LIMITATIONS OF RESPONSIBILITY

           The Employer shall, at all times, fully indemnify and save harmless State Street, its successors and assigns, and its directors, officers, employees, agents and contractors from and against any and all losses, damages, claims, penalties, costs and expenses (including but not limited to reasonable attorney's fees) incurred by State Street in connection with its service as Custodian or Trustee without full trust powers, as applicable, except to the extent any such loss, damage, claim, penalty, cost or expense arises directly or indirectly from the fraud, gross negligence or willful misconduct of State Street or any of its directors, officers, employees, agents or contractors. State Street shall be accountable only for monies or property actually received by it. If any portion of the Fund is held by another Custodian or Trustee, the term "Fund" herein and in the Basic Plan Document shall mean only that portion of the Fund from time to time held by State Street. State Street shall not be deemed accountable, responsible or liable for the acts or omissions of any other Custodian or Trustee of the Plan. State Street shall have no duty or responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the collection thereof, the transmittal of the same to State Street or compliance with any statute, regulation or rule applicable to such contributions. State Street shall have no discretion as to investment of the Fund or administration of the Plan and shall not be deemed a "fiduciary" as that term is used in ERISA.

SECTION FOUR MISCELLANEOUS

      4.01 AMENDMENT
           This Agreement may be modified or amended in whole or in part only by an agreement in writing signed by the Employer and State Street. No amendment of the Basic Plan Document may enlarge the duties or responsibilities of State Street without its prior written consent.

      4.02 GOVERNING LAW
           This Agreement shall be construed and enforced, to the extent possible, according to the laws of the Commonwealth of Massachusetts, and all provisions hereof shall be administered according to the laws of said State and any Federal laws, regulations or rules which may from time to time be applicable.

      4.03 NECESSARY PARTIES
           To the extent permitted by law, only the Employer and State Street shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by State Street, and no other Plan fiduciary, Participant, Beneficiary or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under this Agreement or the Plan.

      4.04 FORCE MAJEURE
           State Street shall not be responsible or liable for the failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

      4.05 AGENTS
           In performing its obligations under this Agreement, State Street shall be entitled to employ suitable agents, counsel, sub-custodians and other service providers.

For More Information

If you have questions about setting up your Seligman Profit Sharing Plan, or need additional information, please contact Seligman Retirement
Plan Services at 800-445-1777.

                            SELIGMAN ADVISORS, INC.
                                an affiliate of

                                   [GRAPHIC]

                            J. & W. SELIGMAN & CO.

                                 INCORPORATED

                               ESTABLISHED 1864

                      100 Park Avenue, New York, NY 10017

RPS-Forms 11/02